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                                                                   EXHIBIT 10.25

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT is effective June 21, 1994, and made between DAVID A. BOURGEOIS ("Employee") and PRIDE OFFSHORE, INC. (the "Company").

     WHEREAS, Employee is a key employee of the Company, and he acknowledges that his talents and services to the Company are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to the Company;

     WHEREAS, the Company desires to obtain assurances that Employee will devote his best efforts to his employment with the Company and will not enter into competition with the Company in its business as now conducted and to be conducted, or solicit customers or other employees of the Company to terminate their relationships with the Company; and

     WHEREAS, Employee is willing, in consideration for his employment with the Company, to provide the Company with such assurances and to enter into and carry out this Agreement;

     NOW, THEREFORE, the parties agree as follows:

1.   Employment.

(a) The Company agrees to employ Employee and Employee agrees to be employed by the Company, for a period commencing June 21, 1994 and ending on June 21, 1997, subject, however, to prior termination as provided herein. At the expiration date of June 21, 1997, this Agreement shall be considered renewed for regular periods of one year unless one party submits to the other a written notice of termination 120 days prior to the next succeeding expiration date. By giving such written notice, either party shall have the right to terminate this Agreement as of the next anniversary date of this Employment Agreement.

(b) During the term of employment provided herein, Employee agrees: (i) to faithfully perform the duties assigned to him to the best of his ability, and to perform such other duties as are customarily performed by one holding his position in other same or similar businesses or enterprises as that engaged in by the Company, and (ii) to render such other services and duties as may be assigned to him from time to time by the Company.
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2.   Best Efforts and Other Employment of Employee.

(a) Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be reasonably required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company. Such duties shall be rendered at such place or places as the Company shall in good faith require or as the interest, needs, business, or opportunities of the Company shall require, provided that such duties do not require relocation.

(b) Employee shall devote his normal and regular business time, attention, knowledge and skill to the business and interests of the Company, and the Company shall be entitled to all of the benefits, profits or other issue arising from or incident to all work, services and advice of Employee performed for the Company. Such employment shall be considered "full time" employment.

3.   Annual Compensation.

(a) As compensation for the services to be rendered by Employee, and as consideration for entering into the Noncompetition Agreement referred to in paragraph 6, below, the Company agrees to provide Employee with the following:

     (i) During the period beginning at Closing, and ending December 31, 1994, Employee shall be paid a base salary at the annual rate of $61,500. Employee shall be paid an additional $10,000 annual amount in accordance with paragraph 6 below. Such base salary shall be reviewed thereafter on an annual basis at the end of every calendar year by Pride Petroleum, Service, Inc.'s ("Pride") management and may or may not be adjusted in such manner as shall provided no reduction in base salary below the amount specified in this subparagraph shall be permitted without the consent of Employee,

     (ii) An annual incentive bonus opportunity to be established by the Company. Such incentive bonus shall be based upon performance objectives established by the Company but shall in no event exceed 55% of Employee's base salary. Such performance objectives shall be communicated to Employee as soon as practicable after each January 1 for the year that begins on that January 1,

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     (iii)  A paid vacation each year in accordance with the vacation policy of the Company then in effect, the time of such vacation to be mutually agreed upon by Employee and the Company.

(b) In the event Employee's employment pursuant to this Agreement is terminated prior to its expiration by reason of his death or permanent incapacity (determined in good faith by the Company on advice of a physician), Employee, or his personal representative in the event of his death or permanent incapacity, shall be entitled to receive the base salary for three months following such death or incapacity;

(c) The Company shall pay Employee's reasonable airline fare, hotel bills, and other necessary and proper expenses when traveling on, or otherwise performing, the Company's business, provided that Employee furnishes the Company with appropriate supporting documentation of such expenses.

4.   Termination for Cause.

     Employee shall be deemed to have been terminated by the Company for cause if he is terminated because of his acts or conduct which would make it unreasonable to require the Company to retain Employee in its employment, such as, but not limited to, dishonesty, activities harmful to the reputation of the Company, refusal to perform or neglect of the substantive duties assigned to him, breach of paragraph 6 hereof or breach of any of the provisions of this Agreement or any policy of the Company or Pride. If Employee is terminated for cause, he shall be entitled to no severance pay, shall be entitled to no bonus payment that might otherwise be owed to him, and no further payments hereunder.

5.   Termination Without Cause.

     In the event that the Employee is discharged without cause, the Company shall pay the Employee in a lump sum equal to all payments which would have been required under the terms of this Agreement had such discharge not occurred.

6.  Noncompetition.

     In addition to the other salary and compensation herein provided for, the Company agrees to pay to Employee, during the term Employee remains in the employment of Company, the sum of $10,000 per year to be paid in equal installments at the same time Employee is paid his base salary, as consideration for Employee's continued employment with the Company and as consideration for Employee's Agreement not to compete with the Company during the term of this Employment Agreement either directly or indirectly. Employee shall not:

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          a. engage in the offshore workover rig business in the Gulf of Mexico in competition with such business conducted by the Company;

          b. solicit any customers of the Company or any of the former customers of Offshore Rigs, L.L.C. for any business in competition with the Company in the Gulf of Mexico;

          c. request any customer or supplier of the Company to curtail or cancel their business with the Company;

          d. disclose to any person, firm or corporation any details of the organization or business affairs or any names of customers of the Company or of Offshore Rigs, L.L.C. which would be detrimental to the Company;

          e. induce or attempt to influence any employee of the Company to terminate his or her employment with the Company or employ or assist anyone else in the employment of any of the Company's employees; or

          f. provide any consulting service(s) or engage in any business in the Gulf of Mexico or any Louisiana coastal parishes which provides, produces, sells products, is a lessor, or provides services which is in competition with the Company which the Company provides in the Noncompetition Area.

7.   Confidentiality.

     The Employee will not at any time during or after his employment by the Company, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the Company or the business of the Company for a purpose which is necessary to the carrying out of the Employee's duties as an employee of the Company.

     The Employee agrees to the foregoing without regard to whether all of the foregoing matters will be deemed confidential, material or important, it being stipulated by the parties that all information, whether written or otherwise, regarding the Company's business, including, but not limited to, information regarding customers, customer lists, employees, employee salaries, costs, prices, earning, and any financial or cost accounting reports, products, services, formulae, compositions, machines, equipment, apparatus, systems, acquisitions, new location plans, prospective and executed contracts and other business arrangements, and sources of supply, is presumed to be important, material and confidential information of the Company for purposes of this Agreement,

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     except to the extent that such information may be otherwise lawfully and readily available to the general public. Employee agrees that all such information is a trade secret owned exclusively by the Company which shall at all times be kept confidential. The Employee further agrees that he will, upon termination of his employment with the Company, return to the Company all books, records, lists and other written, typed or printed materials, whether furnished by the Company or prepared by the Employee, which contain any information relating to the Company's business, and the Employee agrees that he will neither make nor retain any copies of such materials after termination of employment.

8.  Business Opportunities, Patentable Devices, Etc.

     Employee will make full and prompt written disclosure to the Company or its nominee of:

     (a) Any business opportunity of which he becomes aware and which relates to the business of the Company or its affiliates; and

     (b) Any patentable device, apparatus, method, rig design, process or improvement which he may invent or discover, either solely or jointly with any other person or persons, resulting from or in the course of any work done by him as an employee of the Company, or relating to the work or duties he was employed or assigned to perform or actually does perform for the Company, or relating to any phase of the Company's business or fields of interest in each case whether or not such patentable device, apparatus, method, process or improvement is:

          (i)  related to the project to which he is so assigned,

          (ii) made with a contribution by the Company or the use of Company or Company-held facilities, equipment, materials, allocated funds, proprietary information, or services of Company employees or associated persons,

          (iii)  made during working hours, or

          (iv) made before or during the period of Employee's employment pursuant to this Agreement.

9.   Early Termination or Breach of Noncompetition Agreement.

     In the event Employee shall end his employment with the Company prior to the termination date provided herein, or in the event Employee shall compete with the Company in violation

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     of the Noncompetition Agreement, Employee shall be subject to all of the penalties contained in this Employment Agreement and the Noncompetition Agreement.

10.  Modification.

     If, in any action before any court or agency legally empowered to enforce such covenants, any term, restriction, covenant or promise contained herein is found to be unreasonable, unlawful or otherwise invalid and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modification to the extent necessary to make it enforceable by such court or agency.

11.  Remedies; Survival of Employee's Covenants.

     Without limiting the rights of the Company to pursue all other legal and equitable rights available to them for any violation of the covenants of Employee herein, it is agreed that: (a) the services to be rendered by Employee under this Agreement are of a special, unique, unusual and extraordinary character,which give them a peculiar value, and the loss of such services cannot be reasonably and adequately compensated in damages in an action at law, and (b) remedies other than injunctive relief cannot fully compensate the Company for violation of certain paragraphs of this Agreement; accordingly, the Company shall be entitled to injunctive relief to prevent violations of such paragraphs or continuing violations thereof. All of Employee's covenants in and obligations under this Agreement shall continue in effect notwithstanding any termination of Employee's employment, whether by the Company or by Employee, upon expiration or otherwise, and whether or not pursuant to the terms of this Agreement.

12.  Life Insurance.

     The Company shall have the right, at its own expense and for its own benefit, to take out life insurance on Employee in such amount or amounts as it shall see fit, and Employee agrees to cooperate with the Company in obtaining such insurance.

13.  Successors and Assigns; Parties in Interest.

     This Agreement shall be binding upon the Company, its successors and assigns and upon Employee, his heirs, executors and administrators.

14.  Notices.

     Notices contemplated by this Agreement shall be in writing and shall be deemed given when delivered in person or mailed certified, first class mail postage prepaid, to the Company at

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     1500 City West Blvd., Suite 400, Houston, Texas 77042, or to Employee
     at ___________________________________________.

15.  Integration.

     This Agreement and the Exhibit, attached hereto, contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior negotiations and Agreements, both oral and written, between the parties and cannot be amended, supplemented or modified except by an instrument in writing signed by all parties.

16.  Headings.

     The headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

17.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

     IN WITNESS WHEREOF, this Agreement is effective as of the date written above.

                                    PRIDE OFFSHORE, INC.

                                    By:   /s/ Ray H. Tolson
                                        -------------------
                                        Ray H. Tolson
                                        President


                                    EMPLOYEE:

                                          /s/ David A. Bourgeois
                                      --------------------------
                                    David A. Bourgeois

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